Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Seth Lederman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Tonix Pharmaceuticals Holding Corp. on Form 10-Q for the fiscal quarter ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Tonix Pharmaceuticals Holding Corp.

	By:	/s/ SETH LEDERMAN
Date: November 13, 2013	Name:	Seth Lederman
	Title:	Chief Executive Officer

I, Leland Gershell, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Tonix Pharmaceuticals Holding Corp. on Form 10-Q for the fiscal quarter ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Tonix Pharmaceuticals Holding Corp.

	By:	/s/ LELAND GERSHELL
Date: November 13, 2013	Name:	Leland Gershell
	Title:	Chief Financial Officer